Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 18, 2022, with respect to the consolidated financial statements of My Size Inc., incorporated herein by reference.

/s/ Somekh Chaikin

Somekh Chaikin

Member Firm of KMPG International

Tel Aviv, Israel

April 12, 2022